Exhibit 99.2
BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction	F-2

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet at December 31, 2010	F-4

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Year Ended December 31, 2010	F-5

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F-6

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
     On December 18, 2010, Buckeye Partners, L.P. (the “Partnership”), through a wholly owned subsidiary, entered into a sale and purchase agreement with affiliates of FRC Founders Corporation (“First Reserve”), pursuant to which the Partnership agreed to acquire First Reserve’s indirect 80% interest in FR Borco Coop Holdings, L.P. (“FRBCH”), the indirect owner of Bahamas Oil Refining Company International Limited (“BORCO”) for $1.15 billion, financed through a combination of debt and equity, including the issuance of Class B partnership units (“Class B Units”) and Partnership limited partner units (“LP Units”) to First Reserve. BORCO is the fourth largest oil and petroleum products storage terminal in the world and the largest petroleum products facility in the Caribbean with current storage capacity of approximately 21.6 million barrels. On January 18, 2011, the Partnership completed the purchase of First Reserve’s 80% interest in BORCO. The BORCO acquisition was structured as the acquisition by the Partnership of all of the partnership interests in FR Borco Topco, L.P. (“BORCO Topco”), which indirectly owned First Reserve’s 80% interest in BORCO.
     In connection with the BORCO acquisition, on January 18, 2011, the Partnership repaid all of BORCO’s outstanding indebtedness and settled BORCO’s interest rate derivative instruments, consisting of approximately $318.2 million.
     Vopak Bahamas B.V. (“Vopak”), which is based in The Netherlands, owned the remaining 20% interest in FRBCH. On February 16, 2011, Vopak sold its 20% interest in FRBCH to the Partnership for approximately $278.7 million of cash and equity, which is a proportionate price and on the same terms and conditions as those in the sale and purchase agreement with First Reserve.
     In aggregate, the Partnership paid approximately $1.75 billion in a combination of cash and equity to acquire 100% of BORCO, including $318.2 million to repay BORCO’s outstanding indebtedness and settle BORCO’s interest rate derivative instruments.
     On January 13, 2011, the Partnership sold $650.0 million aggregate principal amount of 4.875% Notes due 2021 (the “4.875% Notes”) in an underwritten public offering. The notes were issued at 99.62% of their principal amount. Total proceeds from this offering, after underwriters’ fees, expenses and debt issuance costs of $4.5 million, were approximately $643.0 million, and were used to fund a portion of the purchase price of the BORCO acquisition.
     On January 18 and 19, 2011, the Partnership issued 5,794,725 LP Units and 1,314,870 Class B Units to institutional investors for aggregate consideration of approximately $425.0 million to fund a portion of the BORCO acquisition. On January 18, 2011, the Partnership issued 2,483,444 LP Units and 4,382,889 Class B Units to First Reserve as $400.0 million of consideration to fund a portion of the BORCO acquisition. On February 16, 2011, the Partnership issued 620,861 LP Units and 1,095,722 Class B Units to Vopak as $100.0 million of consideration to fund a portion of the BORCO acquisition. The remaining purchasing price was funded with cash on hand at closing, primarily with proceeds from the offering of the 4.875% Notes, and borrowings under the Partnership’s unsecured revolving credit agreement (“Credit Facility”).
     Prior to the BORCO acquisition, on November 19, 2010, the Partnership completed the acquisition of all of the economic interest in Buckeye GP Holdings L.P. (“Holdings”) pursuant to a plan and agreement of merger (the “Holdings Merger Agreement”). Pursuant to the Holdings Merger Agreement, all Holdings units were converted into LP Units. The Partnership’s existing partnership agreement was amended and restated to provide for the cancellation of the incentive distribution rights and the approximate 0.5% general partner interest in the Partnership owned directly by the Partnership’s general partner was converted into a non-economic general partner interest in the Partnership.
     Prior to the consummation of the Holdings Merger Agreement, the Partnership, a publicly-traded limited partnership, was a consolidated subsidiary of Holdings, which was also a publicly-traded limited partnership. Upon approval by the unitholders of both Holdings and the Partnership and upon satisfaction of all other conditions set forth in the Holdings Merger Agreement, Holdings became a subsidiary of the Partnership, with the Partnership as the sole limited partner of Holdings and the general partner of Holdings continuing as the non-economic general partner of Holdings. For accounting purposes, Holdings was considered the accounting acquirer of the Partnership’s

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
noncontrolling interest. The changes in Holdings’ ownership interest were accounted for as an equity transaction and no gain or loss was recognized as a result of the merger.
     The unaudited pro forma condensed combined financial statements give effect to the BORCO acquisition and the Holdings Merger Agreement. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the BORCO acquisition as if it had occurred on December 31, 2010, and the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2010 give effect to the BORCO acquisition and the Holdings Merger Agreement as if these transactions had occurred on January 1, 2010. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the BORCO acquisition and the Holdings Merger Agreement; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact.
     The following pro forma financial statements should be read in conjunction with:
•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;
•	the historical audited consolidated financial information and accompanying notes of the Partnership, which have been filed by the Partnership in its 2010 annual report on Form 10-K, filed on February 28, 2011; and
•	the audited consolidated financial statements of BORCO Topco as of and for the years ended December 31, 2010 and 2009 filed by the Partnership as Exhibit 99.1 to the current report on Form 8-K to which these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are filed as an Exhibit.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 2010
(In thousands, except unit amounts)

		FR Borco	Effect of
	Buckeye	Topco, L.P. and	FR Borco
	Partners, L.P.	Subsidiaries	Topco, L.P.		Combined
	Historical	Historical	Acquisition		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,626	$26,014	$420,375	(b)	$45,928
			(808,665	) (c)
			(2,039	) (d)
			(315,063	) (e)
			643,305	(f)
			180,396	(h)
			(112,021	) (i)
Trade receivables, net	167,274	2,814	—		170,088
Construction and pipeline relocation receivables	6,803	—	—		6,803
Inventories	351,605	1,568	—		353,173
Derivative assets	1,634	—	—		1,634
Prepaid and other current assets	85,689	4,559	—		90,248

Total current assets	626,631	34,955	6,288		667,874

Property, plant and equipment, net	2,305,884	577,032	532,068	(j)	3,414,984
Equity investments	107,047	—	—		107,047
Goodwill	432,124	141,346	(141,346	) (l)	927,086
			494,962	(l)
Intangible assets, net	44,067	248,535	(102,035	) (j)	190,567
Other non-current assets	58,463	10,933	(10,516	) (e)	63,105
			4,225	(f)

Total assets	$3,574,216	$1,012,801	$783,646		$5,370,663

LIABILITIES
Current liabilities:
Line of credit	$284,300	$—	$—		$284,300
Current portion of long-term debt	1,525	4,927	(4,927	) (e)	1,525
Accounts payable	68,530	29,524	(117	) (e)	97,937
Derivative liabilities	17,285	15,019	(15,019	) (e)	17,285
Accrued and other current liabilities	144,880	8,335	(2,039	) (d)	151,176

Total current liabilities	516,520	57,805	(22,102)		552,223

Long-term debt	1,519,393	295,000	(295,000	) (e)	2,347,319
			647,530	(f)
			180,396	(h)
Other non-current liabilities	128,043	4,000	2,790	(k)	134,833

Total liabilities	2,163,956	356,805	513,614		3,034,375

PARTNERS’ CAPITAL
Partners’ capital	1,413,664	524,808	(524,808	) (m)	2,339,692
			505,653	(n)
			420,375	(b)
Accumulated other comprehensive loss	(21,259)	—	—		(21,259)
Noncontrolling interests	17,855	131,188	(131,188	) (m)	17,855

Total partners’ capital	1,410,260	655,996	270,032		2,336,288

Total liabilities and partners’ capital	$3,574,216	$1,012,801	$783,646		$5,370,663

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010
(In thousands, except per unit amounts)

					FR Borco	Effect of
	Buckeye	Effect of		Buckeye	Topco,	FR Borco
	Partners,	Holdings		Partners,	L.P. and	Topco,
	L.P.	Merger		L.P.	Subsidiaries	L.P.		Combined
	Historical	Agreement		Historical	Historical	Acquisition		Pro Forma
Revenues:
Product sales	$2,469,210	$—		$2,469,210	$—	$—		$2,469,210
Transportation and other services	682,058	—		682,058	185,558	9,583	(j)	877,199

Total revenue	3,151,268	—		3,151,268	185,558	9,583		3,346,409

Costs and expenses:
Cost of product sales and natural gas storage services	2,462,275	—		2,462,275	—	—		2,462,275
Operating expenses	278,245	—		278,245	48,510	—		326,755
Depreciation and amortization	59,590	—		59,590	40,831	11,333	(j)	111,754
Loss on disposal of operating assets	—	—		—	7,394	—		7,394
General and administrative	50,599	—		50,599	17,835	(4,078	) (d)	64,356
Equity plan modification expense	21,058	—		21,058	—	—		21,058

Total costs and expenses	2,871,767	—		2,871,767	114,570	7,255		2,993,592

Operating income	279,501	—		279,501	70,988	2,328		352,817

Other income (expense):
Earnings from equity investments	11,363	—		11,363	398	—		11,761
Interest and debt expense	(89,169)	—		(89,169)	(19,784)	(12,326	) (g)	(120,381)
						(1,082	) (h)
						1,980	(d)
Other income (expense)	(687)	—		(687)	1,041	—		354

Total other expense	(78,493)	—		(78,493)	(18,345)	(11,428)		(108,266)

Net income	201,008	—		201,008	52,643	(9,100)		244,551
Noncontrolling interests	(157,928)	157,467	(a)	(461)	(10,529)	10,529	(m)	(461)

Net income attributable to parent	$43,080	$157,467		$200,547	$42,114	$1,429		$244,090

Earnings per unit:
Basic	$1.66			$2.81				$2.80

Diluted	$1.65			$2.80				$2.80

Weighted average number of units outstanding:
Basic	26,016	45,413	(a)	71,429		15,693	(n)	87,122 (o)

Diluted	26,086	45,413	(a)	71,499		15,693	(n)	87,192 (p)

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
Note 1. Basis of Presentation
     The unaudited pro forma condensed combined consolidated financial information is presented as of and for the year ended December 31, 2010. The underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of the Partnership; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the BORCO acquisition and the ongoing effect from the Holdings Merger Agreement. The management of the Partnership believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.
     The Holdings Merger Agreement resulted in Holdings being considered the surviving consolidated entity for accounting purposes rather than the Partnership, which is the surviving consolidated entity for legal and reporting purposes. As a result, the Holdings Merger Agreement was accounted for in Holdings’ consolidated financial statements as an equity transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 810-10-45, Consolidation — Overall— Changes in Parent’s Ownership Interest in a Subsidiary (FASB ASC 810). The Partnership’s consolidated balance sheet as of December 31, 2010 reflects the reclassification of noncontrolling interests as of the date of the Holdings Merger Agreement associated with certain third-party ownership interests in the Partnership to limited partners’ interests. However, in order to present the ongoing effect of the Holdings Merger Agreement on noncontrolling interests in the statement of operations, noncontrolling interests that were eliminated as a result of the Holdings Merger Agreement were eliminated in the unaudited pro forma condensed consolidated statement of operations as if the merger occurred on January 1, 2010.
     The BORCO acquisition is reflected in the unaudited pro forma condensed combined consolidated financial statements as being accounted for based on the acquisition method of accounting. The total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements. The unaudited pro forma condensed combined consolidated financial statements give effect to preliminary estimates of the fair value of BORCO’s tangible and separately identifiable intangible assets and liabilities. The fair value measurements utilize estimates based on key assumptions of the BORCO acquisition, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data.
     Based on the Partnership’s review of BORCO’s summary of significant accounting policies disclosed in its financial statements and discussions with BORCO’s management, the nature and amount of any adjustments to the historical financial statements of BORCO to conform its accounting policies to those of the Partnership are not expected to be material. The Partnership is conducting a further review of BORCO’s accounting policies and financial statements, which may result in revisions to BORCO’s policies and classifications to conform to those of the Partnership.
     The unaudited pro forma condensed combined consolidated financial information reflects the issuance to First Reserve of approximately 4.38 million Class B Units and approximately 2.48 million Partnership LP Units with an aggregate value of $407.4 million and the issuance to Vopak of approximately 1.10 million Class B Units and approximately 0.62 million Partnership LP Units with an aggregate value of $98.3 million. Such issuances, combined with (i) $644.0 million of cash consideration paid to First Reserve, (ii) $164.6 million of cash consideration paid to Vopak and (iii) $112.0 million of cash paid on behalf of First Reserve and Vopak, consisting of $32.7 million of cash paid on behalf of First Reserve to various third-parties and $79.3 million of cash used to fund an escrow account resulting from the acquisition of BORCO, resulted in a total purchase price of $1.43 billion.
     Estimated transaction costs have been eliminated from the unaudited pro forma condensed combined consolidated statements of operations as they reflect non-recurring charges directly related to the BORCO acquisition and are not expected to have a continuing impact. The payment of the anticipated transaction costs that had not yet been paid as of December 31, 2010 are reflected in the unaudited pro forma condensed combined consolidated balance sheet, as a reduction of cash and current liabilities as the amounts were accrued for in the Partnership’s financial statements as of December 31, 2010.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
     These unaudited pro forma condensed combined consolidated financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the BORCO acquisition, are based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. These statements do not necessarily reflect the results of operations or financial position of the Partnership that would have resulted had the BORCO acquisition actually been consummated as of the indicated dates, and are not necessarily indicative of the future results of operations or the future financial position of the Partnership.
Note 2. BORCO Acquisition Purchase Price and Purchase Accounting Adjustments
     The following table provides information regarding the pro forma purchase price, the pro forma adjustments to recorded assets and liabilities and goodwill related to BORCO (in thousands):

Issuance of approximately 4.38 million Class B Units to First Reserve		$254,619
Issuance of approximately 2.48 million LP Units to First Reserve		152,772
Issuance of approximately 1.10 million Class B Units to Vopak		60,069
Issuance of approximately 0.62 million LP Units to Vopak		38,193
Cash consideration to First Reserve		644,049
Cash consideration to Vopak		164,616
Cash paid on behalf of sellers		112,021

Consideration issued to effect the transaction		$1,426,339

Net assets acquired:
BORCO partners’ capital	655,996
Estimated adjustments to reflect net assets acquired at fair value:
Property, plant and equipment, net	532,068
Intangible assets, net	(102,035)
Other non-current assets	(10,516)
Other non-current liabilities	(2,790)
Historical BORCO goodwill	(141,346)

		931,377

Pro forma goodwill relating to BORCO		$494,962

     The LP Units issued to First Reserve and Vopak were based on the closing prices of the Partnership’s LP Units on the day of closing of the acquisitions, which for First Reserve on January 18, 2011 was $68.35 per LP Unit, and for Vopak on February 16, 2011 was $64.50 per LP Unit. The value attributed to the LP Units issued to both First Reserve and Vopak reflect a 10% discount, consistent with the discount on the LP Units issued to the institutional investors. The Class B Units issued to First Reserve and Vopak were also valued based on the closing price of the Partnership’s LP Units on the respective dates of closing of the acquisitions, and each reflected a 15% discount, consistent with the discount on the Class B Units issued to institutional investors and primarily related to the option of the Partnership to pay Class B Unit distributions with cash or by issuing additional Class B Units, with the number of Class B Units issued based upon the volume-weighted average price of the LP Units for the 10 trading days immediately preceding the date the distributions are declared, less a discount of 15%.
     The preliminary allocation of the purchase price to the fair values of assets to be acquired and liabilities to be assumed includes pro forma adjustments for the fair value of property, plant and equipment, intangible assets and goodwill. Any additional adjustments to reflect BORCO’s assets and liabilities at fair value would affect the pro forma goodwill relating to BORCO, and may affect depreciation or amortization expense in the future. Accordingly, the final allocation could result in significantly different amounts from the amounts presented in the pro forma information. For example, if it were determined that the fair value of BORCO’s property, plant and equipment exceeds its preliminary estimated fair value by $100 million, goodwill would decrease by a like amount,

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
and depreciation expense would increase by approximately $3.7 million per year, based on an estimated average remaining useful asset life of 27 years. In addition, if it were determined that the fair value of BORCO’s intangible assets exceeds its preliminary estimated fair value by $25 million, goodwill would decrease by a like amount, and amortization expense would increase by approximately $1.0 million per year, based on an estimated average remaining useful asset life of 25 years.
Note 3. Pro Forma Adjustments
     The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:
(a)	Reflects the reclassification to limited partners’ interest of net income previously allocated to noncontrolling interest in consolidated subsidiaries as reported by Holdings related primarily to the Partnership’s public limited partner unitholders. In order to present the ongoing effect of the Holdings Merger Agreement on noncontrolling interests in the statement of operations, noncontrolling interests that were eliminated as a result of the Holdings Merger Agreement were eliminated in the unaudited pro forma condensed consolidated statement of operations as if the merger occurred on January 1, 2010. In addition, the weighted average number of units outstanding, on a pro forma basis, has been adjusted to reflect the number of Partnership LP Units that were outstanding on the date of the Holdings Merger Agreement as if those units had been outstanding on January 1, 2010.
(b)	Reflects cash proceeds from the issuance of approximately 1.31 million Class B Units to institutional investors at a value of $57.04 per unit and approximately 5.79 million LP Units at a value of $60.40 per unit for an aggregate amount of $425 million, less issuance costs of approximately $4.6 million.
(c)	Reflects cash consideration of $644.0 million paid to First Reserve and $164.6 million paid to Vopak for the acquisition of BORCO.
(d)	Reflects the elimination of estimated transaction costs of $6.1 million from the pro forma statement of operations as they reflect non-recurring charges directly related to the BORCO acquisition and are not expected to have a continuing impact. Also reflects the payment of estimated non-recurring BORCO acquisition costs of approximately $2.0 million that had been accrued for as of December 31, 2010. These transaction costs are shown as an adjustment to current liabilities to reflect the payment of the accrued amounts.
(e)	Reflects the repayment of BORCO’s existing debt of $299.9 million, the settlement of its interest rate derivative instruments of $15.0 million, the write-off of unamortized debt issuance costs from other assets of $10.5 million and the payment of accrued interest (in accounts payable) of $0.1 million. The write-off of the unamortized debt issuance costs is not reflected in the unaudited pro forma condensed combined consolidated statement of operations as the write-off is non-recurring and is not expected to have a continuing impact.
(f)	Reflects the issuance of new debt used to finance the BORCO acquisition. The Partnership issued $650.0 million aggregate principal amount of 4.875% Notes due 2021 on January 13, 2011 (“4.875% Notes”). The 4.875% Notes were issued at 99.62% of their principal amount. Debt issuance costs for the 4.875% Notes were approximately $4.2 million, which will be amortized over the ten-year term of the 4.875% Notes.
(g)	Reflects: (i) the elimination of BORCO’s historical interest expense of $19.8 million related to its existing debt and debt issuance costs, as a result of the Partnership’s repayment of such debt; (ii) interest expense of $31.7 million on the 4.875% Notes; and (iii) amortization of $0.4 million of debt issuance costs on the 4.875% Notes.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
(h)	Reflects borrowings of $180.4 million under the Partnership’s unsecured revolving credit facility to fund a portion of the purchase price of the acquisition of BORCO, and the related interest expense of $1.0 million, calculated using the weighted average interest rate under the Partnership’s unsecured revolving credit facility for borrowings outstanding at December 31, 2010 of 0.6%.
(i)	Reflects amounts paid on behalf of the sellers of $112.0 million, including $79.3 million to be held in escrow related to Bahamian transfer taxes payable.
(j)	Reflects an increase in BORCO’s property, plant and equipment to the estimated fair value and the related increase to depreciation expense. The estimated remaining useful lives of the property, plant and equipment range from 4 to 30 years. Also reflects a net decrease in BORCO’s identifiable intangible assets to the estimated fair value, with the elimination of BORCO’s existing intangible assets, $204.0 million of value attributed to customer relationships and a negative value of $57.5 million attributed to unfavorable storage contracts. The estimated remaining useful lives of the customer relationships approximate 25 years, and the related amortization is reflected as an adjustment to amortization expense. The remaining useful lives of the unfavorable storage contracts approximate 6 years, and the related amortization is reflected as an increase to revenue.
(k)	Reflects an increase to record other non-current liabilities at fair value.
(l)	Reflects the elimination of BORCO’s historical goodwill and the recognition of goodwill resulting from the BORCO acquisition.
(m)	Reflects the elimination of BORCO’s partners’ capital balances and the elimination of BORCO’s noncontrolling interests as the Partnership acquired 100% of BORCO.
(n)	Reflects the recognition of Class B Units and LP Units issued to First Reserve and Vopak and the Class B Units and LP Units issued to the institutional investors.
(o)	The Partnership’s pro forma basic weighted average number of units outstanding was calculated as follows (in thousands):

Year Ended
December 31,
2010
Pro forma basic weighted average number of LP Units outstanding	71,429
Class B Units and LP Units issued in connection with BORCO acquisition — weighted average	15,693

Pro forma basic weighted average number of Class B Units and LP Units outstanding	87,122

The pro forma basic weighted average number of LP Units outstanding of 71.4 million and the pro forma basic weighted average number of Class B Units and LP Units outstanding of 87.1 million give effect to the Holdings Merger Agreement as the LP Units issued in that transaction had been outstanding on January 1, 2010.
The Class B Units represent a separate class of the Partnership’s limited partnership interests. The Class B Units share equally with the LP Units (i) with respect to the payment of distributions and (ii) in the event of a liquidation of the Partnership. The Partnership has the option to pay distributions on the Class B Units with cash or by issuing additional Class B Units, with the number of Class B Units issued based upon the volume-weighted average price of the LP Units for the 10 trading days immediately preceding the date the distributions are declared, less a discount of 15%. During 2011, the Partnership expects the number of its

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
units outstanding to increase, as the Partnership may settle the quarterly distribution payments in connection with the Class B Units by issuing additional Class B Units, rather than through the payment of cash. Had such units been outstanding during 2010 and the Partnership elected to settle the quarterly distribution payments by issuing additional Class B Units, approximately 0.5 million additional Class B Units would have been issued during the year, which would have reduced both basic and diluted earnings per unit by $0.02 based on the increase in the weighted average number of units outstanding.
The Class B Units have the same voting rights as if they were outstanding LP Units and are entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law.
(p)	The Partnership’s pro forma diluted weighted average number of units outstanding was calculated as follows (in thousands):

Year Ended
December 31,
2010
Pro forma diluted weighted average number of LP Units outstanding	71,499
Class B Units and LP Units issued in connection with BORCO acquisition — weighted average	15,693

Pro forma diluted weighted average number of Class B Units and LP Units outstanding	87,192

The pro forma diluted weighted average number of LP Units outstanding of 71.5 million and the pro forma diluted weighted average number of Class B Units and LP Units outstanding of 87.2 million give effect to the Holdings Merger Agreement as if the LP Units issued in that transaction had been outstanding on January 1, 2010.
The Class B Units convert into LP Units on a one-for-one basis on the earlier of (a) the date on which at least 4 million barrels of incremental storage capacity are placed in service by BORCO and (b) the third anniversary of the closing of the BORCO acquisition.